UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 22, 2007
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

P.O. Box 989
Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)	On May 22, 2007, the Board of Directors of First Community Bancshares, Inc. appointed Franklin P. Hall as director. Mr. Hall is currently serving as a director of the registrant’s subsidiary, First Community Bank, N. A. Mr. Hall is a lawyer with the firm of Hall and Hall in Richmond, Virginia, and is a delegate to the Commonwealth of Virginia Legislature. The Board has not yet appointed Mr. Hall to a committee.

There are no arrangements or understandings between Mr. Hall and any other persons pursuant to which Mr. Hall was appointed to the Board of Directors. Mr. Hall is not related to any director or executive officer of the registrant, persons nominated or chosen by the registrant to become directors or executive officers of the registrant or to any immediate family member of such persons. Mr. Hall does not have a direct or indirect material interest in any currently proposed transaction to which the registrant is to be a party in which the amount involved exceeds $120 thousand, nor has Mr. Hall had a direct or indirect material interest in any such transaction since the beginning of the registrant’s last fiscal year.
A copy of the press release announcing Mr. Hall’s appointment to the Board of Directors is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Press release dated May 23, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: May 23, 2007	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer